UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2020
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities and Exchange Act of 1934.
[ ]	Emerging growth company
[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2020, Waterstone Financial, Inc. announced the hiring of Jeff McGuiness as President and CEO of Waterstone Mortgage Corporation. Waterstone Mortgage Corporation is a wholly-owned subsidiary of WaterStone Bank SSB, which, in turn, is a wholly owned subsidiary of Waterstone Financial, Inc. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached to this report and incorporated by reference.

Mr. McGuiness, age 55, most recently served as the Chief Sales Officer for Embrace Home Loans where he had been employed since June 2015. Previously, McGuiness has held roles at Lenders One as their Chief Executive Officer from 2012 to 2015 and Aurora Bank from November 2006 to 2012.

In connection with his appointment as President and CEO of Waterstone Mortgage Corporation (the “Company”, the Company entered into an Employment Agreement (the “Agreement”) with Mr. McGuiness. The Agreement is being furnished to the Securities and Exchange Commission as Exhibit 10.1 attached to this report and incorporated by reference.  Under the Agreement, Mr. McGuiness is entitled to a base salary, which will be $400,000, effective November 16, 2020 and participation in company-wide employee benefits, including Waterstone Mortgage Corporation’s 401(k) Plan and other qualified and non-qualified plans that may be maintained by the company.  The base salary shall be increased to $425,000 effective January 1, 2022 and $450,000 effective January 1, 2023.  Mr. McGuiness is also entitled to annual cash-based performance bonus compensation pursuant to the bonus formula set forth in the Agreement.  Per the agreement, Mr. McGuiness will be granted shares of restricted stock in January of 2021 with a value of $135,000 on the date of grant.  The shares will vest on the third anniversary of the grant date.  Mr. McGuiness will also be eligible for a cash-based sign-on bonus in the amount of $325,000, which shall be paid by the Company on the date of the Company’s first regularly scheduled payroll of 2021.  The sign-on bonus will not be earned in full until December 31, 2023.  In the event that Mr. McGuiness’s employment is terminated by the Company, with good cause, or by Mr. McGuiness without good reason on or before December 31, 2023, Mr. McGuiness would be required to pay back a portion of the sign-on bonus.

Mr. McGuiness may terminate his employment for “good reason,” which includes any material breach of the Agreement by Waterstone Mortgage Corporation, including the failure, without “good cause” (as defined in the Agreement), to pay the amounts due under the Agreement on a timely basis.  In the event the Agreement is terminated for good reason or in the event Waterstone Mortgage Corporation terminates Mr. McGuiness’s employment for any reason other than “good cause,” Mr. McGuiness will be entitled to receive his earned but unpaid base salary as of the date of his termination with the Company, the vested benefits, if any, to which he is entitled as a former employee under the employee benefit plans and a payment equal to one year’s base salary,subject to the terms of the agreement and shall accelerate  of cause to be accelerated the vesting of the restricted stock award.  In the event of Mr. McGuiness’s death during the term of the Agreement, the Agreement will terminate with no payment of severance compensation to Mr. McGuiness’s estate.  Similarly, in the event of his termination by the Company for good cause, Mr. McGuiness will not be entitled to any severance compensation.

In the event of Mr. McGuiness’s termination of employment, the Agreement contains provisions which prevent him from soliciting business from customers of Waterstone Mortgage Corporation, withdrawing any customers’ business, hiring any employees, consultants or personnel of Waterstone Mortgage Corporation, disclosing confidential information with Waterstone Mortgage Corporation for two years following termination of employment.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01                          Financial Statements and Exhibits

(d)  Exhibits

10.1                Employment Agreement between Waterstone Mortgage Corporation and Jeffrey McGuiness

99.1                Press release of Waterstone Financial, Inc. issued November 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: November 3, 2020	/s/ William F. Bruss
Name: William F. Bruss
Title: Chief Operating Officer

EXHIBIT 10.1

WATERSTONE MORTGAGE CORPORATION
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) dated this 2nd day of November, 2020, by and between Waterstone  Mortgage Corporation, a Wisconsin corporation (“Company”), Waterstone Financial, Inc. (“WSBF” solely for purposes of Section 3(d), below) and Jeffrey McGuiness (“Executive”).

WHEREAS, Company is engaged primarily in the highly competitive mortgage banker/broker industry; and

WHEREAS, Company desires to hire Executive as the new President and Chief Executive Officer of Company and Executive desires to be so retained, in accordance with the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Executive hereby set forth the terms and conditions of the employment by Company of Executive.

1.          Employment and Duties.

(a)          During the term of this Agreement, Company hereby agrees to employ Executive as President and Chief Executive Officer of Company.  As such, Executive shall have the responsibilities, duties and authority reasonably accorded to and expected of such position, as well as such other duties and responsibilities as may be designated by the Board of Directors from time to time.  Executive shall also serve as a member of the Board of Directors for no additional compensation. Executive shall devote all of Executive’s productive time, ability, and attention to the business of Company during the term of this Agreement.  Executive will report directly to the Board of Directors of Company.

(b)          Executive shall faithfully adhere to, execute and fulfill all policies established by Company and its Board of Directors.

(c)          Executive shall not, during the Term of his employment hereunder, be engaged in any other business activity for gain, profit or other pecuniary advantage if Company’s Board of Directors determines that such activity interferes or creates a conflict of interest with Executive’s duties and responsibilities hereunder.

(d)          On or before December 31, 2022, Executive shall become a legal resident of the State of Wisconsin.

2.          Term.  Executive’s employment shall commence on November 16, 2020.  Executive is an “at-will” employee and Executive’s term of employment may be terminated at any time, subject to the provisions of Section 4 of this Agreement.

3.          Compensation; Benefits.  The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1(a).

(a)          Base Salary.  The Company shall pay Executive a base salary (“Base Salary”) at the rate of $400,000.00 per year in 2020 and 2021, a Base Salary at the rate of $425,000 in 2022, and a Base Salary at the rate of $450,000 per year in 2023.  Such Base Salary shall be payable biweekly, or with such other frequency as officers and employees of Company are generally paid.

(b)          Perfomance Bonus Compensation.  Provided (i) Executive is employed as of December 31 in a year for which performance bonus compensation is to be paid, and (ii) the Company achieves pre-tax income equal to at least 70% of Company’s budgeted pre-tax income established by a budget approved by the Company’s Board of Directors for such year, Company shall pay Executive a performance bonus (the “Performance Bonus”) for each of 2021, 2022, and 2023.   The Performance Bonus for a particular year will be calculated pursuant to the following schedule:

Performance Level Against Budgeted Annual Pre-Tax Income*	Payout As A Percentage Of Executive’s Base Salary
< 70%	0%
70%	25%
85%	37.5%
100%	50%
115%	62.5%
>= 130%	75%

*Linear interpolation will be used for performance between stated levels

(c)          Equity Incentives.  In January 2021 Executive shall be granted shares of restricted stock in WSBF.  The number of shares of restricted stock shall be determined by dividing $135,000 by the price per share of WSBF at the close of trading on the trading day immediately prior to the date of grant.  100% of the shares of restricted stock granted to Executive shall vest on the third anniversary of the date of grant.  Any dividends paid by WSBF during the vesting period shall accrue on, but not be paid until the vesting of, the restricted stock.  The grant of shares of restricted stock to Executive pursuant to this Agreement shall otherwise be subject to all terms and conditions of WSBF’s ordinary and customary form of restricted stock agreement.

(d)          Sign-On Bonus.  Executive shall be eligible to receive a sign-on bonus in an amount of $325,000 (the “Sign-On Bonus”), which shall be paid by the Company on the date of the Company’s first regularly scheduled payroll of 2021, subject to Executive’s continued employment with the Company through such date.   Although the Sign-On Bonus will be paid by the Company on the date of the Company’s first regularly scheduled payroll of 2021, Executive acknowledges that the Sign-On Bonus is not earned until December 31, 2023, and in the event that Executive’s employment is terminated by the Company with Good Cause or by the Executive without Good Reason (both as hereinafter defined) on or before December 31, 2023, Executive shall be required to pay back a portion of the Sign-On Bonus to the Company within 30 days after such termination, as follows:  (i) if such termination occurs on or before December 31, 2021, Executive shall pay the Company the sum of $225,000; (ii) if such termination occurs after December 31, 2021, and on or before December 31, 2022, Executive shall pay the Company the sum of $150,000; and (iii) if such termination occurs after December 31, 2022, and on or before December 31, 2023, Executive shall pay the Company the sum of $75,000.

(e)          Other Benefits.  Executive shall be entitled to participate in Company’s group health medical, vision and dental insurance plans, and in Company’s 401(k) and other retirement plans, if any, to the same extent as other employees of Company and subject to the terms and conditions of such plans.

4.          Termination of Employment.

(a)          By Company Without “Good Cause”; By Executive Without “Good Reason”.  Executive is an “employee at will.”  Executive’s employment with Company may be terminated by Company with or without Good Cause, as defined below, and by Employee with or without Good Reason, as defined below.  Nonetheless, in the event of termination of employment by Company without Good Cause (as defined below) or by Employee with Good Reason (as defined below), Company (i) shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, an amount equal to the sum of: (A) his earned but unpaid Base Salary as of the date of his termination of employment with Company; (B) the vested benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs maintained for the benefit of Company’s officers and employees; and (C) a payment equal to one (1) year's Base Salary, subject to the terms of this Section 4 and Sections 5 and 6 hereof; and (ii) shall accelerate or cause to be accelerated the vesting of the Restricted Stock Award.   Any payment of severance hereunder shall be made over the one year period following Executive’s date of termination on a bi-weekly basis or in accordance with Company’s payroll practices for payments to employees.  Each payment required under this Section 4(b), is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).  Notwithstanding anything in this Agreement to the contrary, to the extent that a payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Internal Revenue Code, and to the extent that such payment or benefit is payable upon Executive’s termination of employment, then such payments or benefits will be payable only upon Executive’s “Separation from Service.”  For purposes of this Agreement, a “Separation from Service” will have occurred if Company and Executive reasonably anticipate that either no further services will be performed by Executive after the date of termination (whether as an employee or as an independent contractor) or the level of further services performed is less than 50 percent of the average level of bona fide services in the 36 months immediately preceding the termination.  For all purposes hereunder, the definition of Separation from Service shall be interpreted consistent with Treasury Regulation Section 1.409A-1(h)(ii).

(b)          Termination by Company for “Good Cause”.  Company may terminate the Agreement for “Good Cause”, which shall include: (1) Executive's willful breach of this Agreement or material failure to adhere to Company policies related to Executive’s primary duties and responsibilities; (2) Executive's negligence in the performance, or intentional nonperformance, of the primary duties and responsibilities associated Executive’s position; (3) Executive's dishonesty, fraud or misconduct with respect to the business or affairs of Company; (4) Executive's arrest for or conviction of a felony or other crime involving moral turpitude or an offense that would make Executive’s continued employment impermissible under state or federal law or in accordance with HUD mortgagee eligibility or other investor requirements; (5) Executive’s inappropriate behavior or misuse or abuse of alcohol during normal and customary work hours or while in attendance at or participating in Company sponsored function; or (6) illegal drug use by Executive.  In the event of Executive’s termination for Good Cause, Executive shall receive only his earned and unpaid salary and other earned and unpaid benefits at the time of termination, and any other vested benefits to which he is entitled as a former employee under the employee benefit programs of Company.  Employee shall forfeit all other benefits, Base Salary and Performance Bonus.

(c)          By Executive For “Good Reason”.  Executive may terminate his employment hereunder for "Good Reason."  As used herein, "Good Reason" shall mean (i) a material change in Executive’s functions, duties, or responsibilities with the Company, which change would cause Executive’s position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above;  (ii) a material reduction in Executive’s base salary other than a reduction of base salary occurring in conjunction with the reduction in base of salary of 3 or members of the Company’s then-consistuted executive officer committee, (iii) a liquidation or dissolution of the Company, other than a liquidation or dissolution which does not affect the status of Executive, or (iv) any material breach of this Agreement by  Company, including the failure, without good cause, to pay Executive on a timely basis the amounts to which he is entitled under this Agreement.

(d)          By Executive Other Than For “Good Reason”.  Executive may terminate Executive’s employment with Company under this Agreement upon providing Company with written notice. Upon receipt of such notice, Company shall establish a termination date in its sole and absolute discretion that is not more thirty (30) days following the date on which such notice was received by Company; in no event shall the establishment of a termination date by Company be deemed a termination of Executive’s employment under Section 4(a), above.  In the event of termination by Executive other than for Good Reason, Executive shall receive only his earned and unpaid salary and other earned and unpaid benefits at the time of termination, and any other vested benefits to which he is entitled as a former employee under the employee benefit programs of Company.  Employee shall forfeit all other benefits, Base Salary and Performance Bonus. Such termination and payments shall not otherwise relieve Executive or Company from any liabilities either party may have to the other as a result of any breach of this Agreement by either party.

(e)          Release of Claims.  Notwithstanding anything herein to the contrary, in the event Executive shall become entitled to a payment under this Section 4 (other than due to Executive’s death or incapacity due to Disability), Executive shall enter into a General Release of Claims against Company, in form and substance satisfactory to Company.

(f)          Disability or death.  In the event of Executive’s death or Disability (defined below), Company shall have no further obligation to Executive other than the payment of: (i) his earned but unpaid Base Salary as of the date of his termination of employment with Company due to death or Disability and other earned and unpaid benefits at the time of termination; and (ii) the vested benefits, if any, to which Executive (or Executive’s beneficiary) is entitled as a former employee under the employee benefit plans and programs maintained for the benefit of Company’s officers and employees.  For these purposes, Executive shall be determined to have a “Disability” or be “Disabled” if, as a result of incapacity due to physical or mental illness or injury, Executive shall have been absent from his full-time duties hereunder for four (4) consecutive months.  Company may terminate Executive's employment hereunder provided Executive is unable to resume his full-time duties at the conclusion of such four (4) month period and Company gives Executive notice of its intention to terminate due to Disability as set forth herein.  In such event, Company may, during or after the end of such four (4) month period, provide written notice to Executive of its intent to terminate Executive no later than thirty (30) days prior to the effective date of such termination set forth in such notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period or 30 days after such notice is given, whichever is later).

(g)          Offset.  In the event of Executive’s employment is terminated for any reason, compensation under this Section 4, if any, is subject to offset by Company for claims, if any, it may have against Executive.

(h)          Return of Company Property.  All records, designs, technical authoring, patents, business, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Executive on behalf of Company, vendors or customers which pertain to the business of Company shall be and remain the property of Company, and be subject at all times to the Company’s discretion and control.  Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of Company, which is collected by Executive, as well as all computer hardware, software and any other equipment provided to Executive for use in his capacity as an Executive of Company shall be delivered promptly to Company without request by it upon termination of Executive’s employment.

5.          Confidential Information.

(a)          Executive agrees and acknowledges that, as a result of Executive’s employment with Company, Executive will learn or have access to  various trade secrets, confidential and proprietary methods, techniques, processes, applications, approaches and other information in various forms, including without limitation software, forms, procedures, manuals, guidelines, other documents, and records, which such information is used or useful in the conduct of Company’s business, including its origination, processing, underwriting, closing, shipping and sale of mortgage products and its methods of market strategy (hereinafter collectively referred to as “Confidential Information”). Such Confidential Information shall include the all compensation, pricing, and other financial information regarding or related to the operation of Company and Company’s relationship with Executive, all customer information and all lead or prospect lists.  Executive further acknowledges that: (i) although all or any part of such Confidential Information may be obtainable from other sources, it could only be obtained or developed at great expense over a long period of time and all such Confidential Information is therefore an extremely valuable and important business asset of Company, and (ii) the Confidential Information is the exclusive property of Company.

(b)          Executive shall not, at any time either during or after Executive’s employment by Company, regardless of how such employment terminates, directly or indirectly, use, disclose, publish, transfer, reveal, disseminate, or otherwise publicize or make available to anyone (other than an authorized employee of Company who needs such information to perform his or her employment duties or anyone else as required in the course of Executive’s performance of Executive’s obligations under this Agreement), the Confidential Information which Executive learns, or to which Executive has had access or which has been revealed to Executive during Executive’s employment with Company. The non-disclosure requirements of this Section do not prohibit Executive from disclosing information made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. Nothing in this Agreement is intended to discourage or restrict Employee from reporting any theft of Trade Secrets pursuant to the Defend Trade Secrets Act of 2016 (“DTSA”) or other applicable state or federal law. The DTSA provides: An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to any attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation or law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

6.          Non-Solicitation.

(a)          Definitions.  As used in this Section 6:

(1)          The term “Restricted Customer” means any current customer of the Company to whom/which Executive provided business-related services on behalf of the Company or to whom/which any one or more individuals or Company business units supervised, managed, or directed by Executive provided business-related services on behalf of the Company anytime during the two (2) year immediately preceding the termination of Executive’s employment with the Company.

(2)          The term “Covered Employee” means any employee of the Company who, at the time of the actions proscribed in Section 6(b)(ii), below, either (i) was directly supervised by Executive, (ii) served as a Vice President (including as Senior Vice President or Executive Vice President) of the Company and with whom Executive had direct and regular interaction in the course of performing Executive’s duties for the Company; (iii) served as a manager of a Company branch which generated five percent (5%) or more of the Company’s revenue during the calendar year in which the actions proscribed in Section 6(b)(ii) occurred or the preceding calendar year; or (iv) served as a loan originator of the Company who generated five percent (5%) or more of the Company’s revenue during the calendar year in which the actions proscribed in Section 6(b)(ii) occurred or the preceding calendar year and with whom the Executive had direct and regular interaction in the course of performing Executive’s duties for the Company.

(b)          Executive will not, for a period of two (2) years following termination of his employment with Company, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjuction with any other person, persons, company, partnership, corporation or business of whatever nature:

(1)          The term “Restricted Customer” means any current customer of the Company to whom/which Executive provided business-related services on behalf of the Company or to whom/which any one or more individuals or Company business units supervised, managed, or directed by Executive provided business-related services on behalf of the Company anytime during the two (2) year immediately preceding the termination of Executive’s employment with the Company.

        (2)          will not directly or, working in conjunction with another or others, (i) encourage any Covered Employee to terminate his/her employment with the Company or to diminish the work or efforts any such employee provides to the Company, or (ii) solicit a Covered Employee for employment outside the Company or its affiliated entities.

(c)          The parties agree that the terms and conditions of the restrictive covenants set forth in this Agreement are reasonable and necessary for the protection of Company and its confidential information to prevent damage or loss to Company as a result of action taken by Executive.  Executive acknowledges that the consideration provided for in this Agreement and the consideration of employment with the Company are sufficient to fully and adequately compensate Executive for agreeing to the restrictions set forth herein.

(d)          Executive recognizees that irreparable injury may result to Company and its business and property in the event of a breach by Executive of the restrictions imposed herein and agrees that if Executive shall engage in any act in violation of the provisions hereof, Company shall be entitled, in addition to such other remedies and damages as may be available to it, to an injunction prohibiting Executive from engaging in such act.

7.          Compliance.Executive represents that he is aware of the regulatory and legal requirements of loan production offices and mortgage lending, and warrants that he will not violate them.  Should any regulation or its interpretation change, both Company and Executive will do whatever is necessary to remain in compliance.

8.          Notices.  Any notice required by this Agreement shall be given in writing and personally delivered or sent to the respective parties with the proper postage by registered or overnight mail addressed to Company at its headquarters office and to Executive at his current mailing address as provided to Company.  Such notice shall be deemed given upon signature proof of delivery by courier, if not personally delivered.  By written notice to the other party, a party may change the address to which any notice hereunder may be sent.  In addition to other notices Executive may be required to provide Company under this Agreement, Executive shall have a duty to notify Company of any fact or circumstance relating to Company that could have an adverse effect on the business, finances or reputation of Company.

9.          Waivers.  No provision of this Agreement may be waived except by a written instrument signed by the party waiving such provision.  A waiver by either party of any of the terms and conditions of the Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, or of any other term or condition of the Agreement.

10.          Severability.  If any provision in this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

11.          Successors and Assigns.  Executive may not, under any circumstances, delegate any of Executive’s rights or obligations hereunder without first obtaining the written consent of Company.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, and personal representatives, including any successor of Company by merger, consolidation or other reorganization.

12.          Governing Law.  This Agreement shall be governed by, construed under and enforced in accordance with the laws of the State of Wisconsin without reference to the choice of law principles hereof.

13.          Arbitration of Disputes.  Except as provided in Section 6(c), any unresolved dispute, controversy or claim, other than petitions for equitable relief, arising out of or relating to this Agreement, or the breach hereof (including arbitrability of any controversy or claim), shall be settled exclusively by arbitration, held in the city where Company’s main office is located, and in accordance with the rules of JAMS then in effect and the laws of the State of Wisconsin by an arbitrator or arbitrators who shall be appointed by Company.  The arbitrator(s) shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party.  A decision by the arbitrator (or by a majority of the arbitration panel, if more than a single arbitrator) shall be final and binding.  Judgment may be entered on the arbitrators' award in any court having jurisdiction.

14.          Entire Agreement.  This Agreement and accompanying Exhibits contain the entire agreement between the parties and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof.  There are no written or oral agreements, understandings, representations or warranties between the parties other than those set forth herein.

15.          Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

16.          Right of Executive to Enter into Agreement.  Executive represents and warrants that (a) no legal, contractual or other restriction exists with respect to his entering into and performing under this Agreement and that he will at all times comply with any non-solicitation provisions by which he is bound and (b) he is not and has never been fined, suspended or disciplined or the subject of any regulatory audit, sanction or review by any federal, state or other agency, investor, insurer or regulatory authority.

17.          Counterparts and Electronic Signatures.  This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Executive and the Company.  This Agreement may be executed in two or more counterparts (including facsimile counterparts or as a “pdf” or similar attachment to an email), each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same agreement.

18.          Required Provision.   Notwithstanding anything herein contained to the contrary, any payments to Executive by Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

/s/ Douglas S. Gordon
By: Douglas S. Gordon
Its: Chairman of the Board of Directors

WATERSTONE FINANCIAL, INC.             EXECUTIVE

/s/ Douglas S. Gordon                            /s/ Jeffrey McGuiness
By: Douglas S. Gordon                    Jeffrey McGuiness
Its:  President & CEO

EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Doug Gordon
414.459.4100
    DouglasGordon@WSBOnline.com

Waterstone Mortgage Names Jeff McGuiness as President & CEO

Pewaukee, Wisc. (November 3, 2020) – National mortgage lender Waterstone Mortgage Corporation has named Jeff McGuiness as the company’s new President & CEO effective November 16, 2020.

McGuiness has more than 30 years of experience in the mortgage lending industry, including executive and C-level roles in retail, consumer direct, and correspondent.

McGuiness’s appointment as Waterstone Mortgage President & CEO comes after a comprehensive search led by the company’s executive team, with significant involvement from the Waterstone Mortgage board of directors, key internal stakeholders, and the leadership team of WaterStone Bank SSB, the organization’s parent company.

“We are pleased to have Jeff McGuiness join Waterstone Mortgage,” said WaterStone Bank President & CEO Doug Gordon. “His experience, expertise, and connections in the mortgage industry will lead the future growth of Waterstone Mortgage. Jeff’s leadership style will complement the strength of the executive team and enhance the success of our mortgage banking operation.”

McGuiness most recently served as the Chief Sales Officer for Embrace Home Loans where he was responsible for the overall sales strategy and growth objectives. Previously, McGuiness has held roles at Lenders One as their CEO, Aurora Bank as Head of Mortgage and Consumer Banking, as well as Managing Director at CitiMortgage’s Retail and Correspondent businesses.

In his new role with Waterstone Mortgage, McGuiness will be responsible for all aspects of the company’s business and corporate functions. He will work closely with the rest of the executive management team to continue to enhance the organization’s cutting-edge technology resources, operational excellence, and unparalleled customer experience.

“I’m excited to join an organization with such a strong history of quality and commitment to excellence in the mortgage lending industry,” said Jeff McGuiness. “Waterstone Mortgage has demonstrated the ability to attract and retain top industry talent, while leveraging the commitment and financial stability of Waterstone Bank.  I believe Waterstone Mortgage is perfectly positioned to thrive in the complexities that will face our industry in the coming years.”

About Waterstone Mortgage Corporation:

    Waterstone Mortgage Corporation is an innovative, strong, and secure mortgage lending company that has maintained a reputation for exceptional service and competitive mortgage financing. Founded in 2000, the company has the ability to lend in 48 states.

In 2019, Waterstone Mortgage set a company record of nearly $3 billion in annual loan origination volume. The company has been named to the Milwaukee Journal Sentinel’s “Top Workplaces” list; the Milwaukee Business Journal’s “Best Places to Work” list; National Mortgage Professional Magazine’s “Top 100 Mortgage Employers;” Mortgage Executive Magazine’s “Top 100 Mortgage Companies in America;” MReport’s “Top 25 Companies to Work For;” and Scotsman Guide’s “Top Mortgage Lenders.” Waterstone Mortgage was ranked as the #2 company in Mortgage Executive Magazine’s “Top 50 Mortgage Companies to Work For” in 2018 and is a three-time Ellie Mae Hall of Fame Award winner.

Headquartered in Pewaukee, Wisconsin, Waterstone Mortgage is a wholly-owned subsidiary of WaterStone Bank SSB, which, in turn, is a wholly-owned subsidiary of Waterstone Financial, Inc. (NASDAQ: WSBF). To learn more about Waterstone Mortgage, visit www.WaterstoneMortgage.com.

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